                                                                    EXHIBIT 3.17

                            CERTIFICATE OF FORMATION

                                       OF

                            ONDEO NALCO HOLDINGS LLC

     1.   The name of the limited liability company is ONDEO Nalco Holdings LLC.

     2.   The address of the registered office in the State of Delaware is 1209
          Orange Street, in the City of Wilmington, County of New Castle. The
          name of the registered agent at such address is The Corporation Trust
          Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ONDEO Nalco Holdings LLC this 18th day of October, 2001.

                                 /s/ Howard L. Rosenberg
                                 --------------------------------
                                 Howard L. Rosenberg
                                 Authorized Person

                              CERTIFICATE OF MERGER
                                     MERGING
                           ALUMINATE SALES CORPORATION
                                  WITH AND INTO
                            ONDEO NALCO HOLDINGS LLC

     Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
(the "DLLCA"), ONDEO Nalco Holdings LLC, a Delaware limited liability company
("Nalco Holdings"), does hereby certify the following with respect to the merger
(the "Merger") of Aluminate Sales Corporation, an Illinois corporation
("Aluminate"), with and into Nalco Holdings:

1.   The name and state of organization of each of the constituent entities to the Merger is as follows:

     Name                                          State of Organization
     ----                                          ---------------------
     Aluminate Sales Corporation                       Illinois
     ONDEO Nalco Holdings LLC                          Delaware

2.   An Agreement and Plan of Merger, dated as of October 22, 2001 (the "Merger
     Agreement"), by and between Nalco Holdings and Aluminate, has been approved and executed by each of the constituent entities.

3.   The name of the surviving entity is ONDEO Nalco Holdings LLC, a Delaware limited liability company.

4.   The certificate of formation of ONDEO Nalco Holdings LLC, a Delaware limited liability company, which is the surviving limited liability company in the Merger, shall be the certificate of formation of the surviving limited liability company.

5.   The executed Merger Agreement is on file at the principal place of business of the surviving limited liability company, the address of which is ONDEO
     Nalco Center, Naperville, Illinois 60563.

6.   A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any shareholder of
     Aluminate and any member of Nalco Holdings.

     IN WITNESS WHEREOF, ONDEO Nalco Holdings LLC has caused this Certificate of
Merger to be executed this 22nd day of October 2001.

                                    ONDEO NALCO HOLDINGS LLC

                                    By:    /s/ J. Michael Newton
                                           --------------------------------

                                    Name:  J. Michael Newton
                                           --------------------------------

                                    Title: Manager
                                           --------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ONDEO NALCO HOLDINGS LLC

     1.   The name of the limited liability company is ONDEO NALCO HOLDINGS LLC

     2.   The Certificate of Formation of the limited liability company is hereby amended as follows:

          "1.  The name of the limited liability company (the "LLC") is Nalco
          Energy Services Holdings LLC."

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ondeo Nalco Holdings LLC this 2nd day of December, 2003.

                                                         /s/ Michael P. Murphy
                                               --------------------------------
                                                               Michael P. Murphy
                                                                         Manager